EXHIBIT 99.1

Selected Financial Information: MARA Holdings, Inc. (“MARA”) & Long Ridge Energy & Power LLC (“Long Ridge”) NASDAQ: MARA MARA.COM June 2026 Rendering of Potential Data Center

Investor Notice Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward - looking statements described under the heading "Risk Factors" in our most recent annual report on Form 10 - K and any other periodic reports that we may file with the U.S. Securities and Exchange Commission (the "SEC"). If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Forward - Looking Statements." Forward - Looking Statements This presentation contains forward - looking statements within the meaning of the federal securities laws. All statements, other than statements of historical fact, included in this presentation are forward - looking statements. The words “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue,” “target” and similar expressions or variations or negatives of these words are intended to identify forward - looking statements, although not all forward - looking statements contain these identifying words. Such forward - looking statements include, among other things, statements related to the parties’ ability to consummate MARA's acquisition of Long Ridge on theproposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary third - party approvals, or the satisfaction of other closing conditions to consummate the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement or any unanticipated difficulties or expenditures relating to the tar nsaction; MARA’s planned development of digital infrastructure projects, including the Hannibal, Ohio campus; the expected capacity, scalabiltiy and performance of those facilities; the anticipated ability to shift between hyperscale and AI workloads and Bitcoin mining at those facilities; MARA’s ability to finance the transaction on acceptable terms, or at all; the anticipated benefits of the proposed transaction to MARA, including MARA’s expansion into high - performance computing; MARA’s ability to advance and execute its digital energy infrastructure strategy; the expected earnings and cash flows from the Long Ridge Facility and the expected accretive impact of the transaction to MARA’s profitability metrics. Such forward - looking statements are based on management's current expectations about future events as ofthe date hereof and involve many risks and uncertainties that could cause MARA’s actual results to differ materially from those expressed or implied in these forward - looking statements. Subsequent events and developments, including actual results or changes in MARA’s assumptions, may cause MARA’s views to change. Readers are cautioned not to place undue reliance on such forward - looking statements. All forward - looking statements included herein are expressly qualified in their entirety by these cautionary statements. Actual results may differ materially from those indicated by such forward - looking statements as a result of various important factors, including uncertainties related to market conditions, the risk that the transaction disrupts MARA’s current plans and operations or diverts management's attention fromits ongoing business, the effect of the announcement of the transaction on the ability of MARA to retain and hire key personnel and maintain relationships with others with whom it does business, the effect of the announcement of the transaction on MARA’s operating results and business generally and the other factors discussed in the “Risk Factors” section of MARA’s most recent Annual Report on Form 10 - K filed with the SEC and the risks described in other filings that MARA may make from time to time with the SEC. Any forward - looking statements contained in this presentation speak only as of the date hereof, and MARA specifically disclaims any obligation to update any forward - looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law. Disclosure 2

EBITDA is a non - GAAP financial measure used by MARA and Long Ridge. EBITDA is defined as (a) net income (loss) attributable to stockholders or members plus (b) adjustments to add back the impacts of (1) interest, (2) income taxes and (3) depreciation, depletion and amortization, including the amortization of other comprehensive income. Adjusted EBITDA is a non - GAAP financial measure used by MARA and Long Ridge. Adjusted EBITDA is defined as (a) net income (loss) attributable to common stockholders or members plus (b) adjustments to add back the impacts of (1) interest, (2) income taxes, (3) depreciation, depletion and amortization, including the amortization of other comprehensive income and (4) adjustments for non - cash and/or non - recurring items which currently include (i) stock - based compensation expense, (ii) changes in fair value of derivative instrument, (iii) restructuring costs, (iv) acquisition and integration costs, (v) net gain from extinguishment of debt and (vi) loss on sale of assets. The calculation of Long Ridge's Adjusted EBITDA presented herein differs from the methodology Long Ridge has used in its prior internal calculations and, accordingly, may not be directly comparable to Adjusted EBITDA previously calculated by Long Ridge. The non - GAAP financial measures used in this presentation have been prepared by, and are the responsibility of, MARA and Long Ridge’s respective management and have not been reviewed or audited by any accounting firm. MARA believes these non - GAAP financial measures are useful to MARA and its investors because they exclude certain financial, capital structure and non - cash items that may not directly reflect Long Ridge’s core operations and may not be indicative of its recurring operations. You should use non - GAAP information in addition to, and not as an alternative to, financial information prepared in accordance with GAAP. Non - GAAP financial measures may not be identical or comparable to measures with the same name presented by other companies. See Appendix for a reconciliation of MARA and Long Ridge’s EBITDA and Adjusted EBITDA to net (loss) income attributable to members and common stockholders, the most comparable GAAP measure. 3 Non - GAAP Financial Measures

Balance Sheet (unaudited) (in thousands) $8,304 $513,653 Cash & cash equivalents $52,404 $611,108 Total current assets — $2,407,516 Digital assets, net of current portion & Digital assets - receivable, net $1,524,496 $1,406,132 Property, plant and equipment, net $1,625,173 $4,338,161 Total long - term assets $1,677,577 $4,949,269 Total assets $4,000 $47,908 Long - term debt, current portion $111,825 $331,466 Total current liabilities $1,127,200 $2,218,261 Long - term debt, net of current portion $1,288,914 $2,284,562 Total long - term liabilities $1,400,739 $2,616,028 Total liabilities $1,677,577 $4,949,269 Total liabilities, redeemable noncontrolling interests and equity Selected Financial Information – For the Quarter Ended March 31, 2026 Source: Form 10 - Q public filings for MARA and managemen t internal financial statements for Long Ridge. 4

Income Statement (unaudited) (in thousands) $62,006 $174,614 Total revenues ($6,495) ($1,259,619) Net loss attributable to common stockholders / members $22,905 ($1,095,624) EBITDA $25,373 ($1,037,727) Adjusted EBITDA Selected Financial Information – For the Quarter Ended March 31, 2026 Source: Form 10 - Q public filings for MARA and managemen t internal financial statements for Long Ridge. 5

Appendix

Non-GAAP Reconciliation – For the Quarter Ended March 31, 2026

(in thousands)	MARA	LONG RIDGE Energy & Power
Net loss attributable to common stockholders / members	**($1,259,619)**	**($6,495)**
Interest expense, net	188	23,260
Tax benefit	(30,932)	—
Depreciation, depletion, and amortization	194,739	6,140
EBITDA[1]	**(1,095,624)**	**22,905**
Stock-based compensation	30,506	1,583
Change in fair value of derivative instrument	41,045	(347)
Restructuring costs	45,885	—
Acquisition and integration costs	11,018	659
Net gain from extinguishment of debt	(70,557)	—
Loss on Sale of Assets	—	573
Adjusted EBITDA[1]	**($1,037,727)**	**$25,373**

[1] In order to provide a more comprehensive understanding of the information used by our management team in financial and operational decision-making, we supplement our condensed consolidated financial statements that have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") with the non-GAAP financial measures of EBITDA and Adjusted EBITDA. EBITDA is defined as (a) GAAP net loss attributable to common stockholders / members plus (b) adjustments to add back the impacts of (1) interest, (2) income taxes and (3) depreciation, depletion, and amortization, including the amortization of other comprehensive income. Adjusted EBITDA is defined as (a) EBITDA plus (b) adjustments to add back non-cash and/or non-recurring items, which currently include (i) stock-based compensation expense, (ii) change in fair value of derivative instrument, (iii) restructuring costs, (iv) acquisition and integration costs, (v) net gain from extinguishment of debt, and (vi) loss on sale of assets. Management uses EBITDA and Adjusted EBITDA, along with the supplemental information provided herein, as a means of understanding, managing and evaluating business performance and to help inform operating decision-making. We rely primarily on our condensed consolidated financial statements to understand, manage and evaluate our financial performance and use non-GAAP financial measures only supplementally. We believe that EBITDA and Adjusted EBITDA are useful measures to us and to our investors because they exclude certain financial, capital structure and/or non-cash items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations, in part because they may vary widely across time and within our industry independent of the performance of our core operations. We believe that excluding these items enables us to more effectively evaluate our performance period-over-period and relative to our competitors.

MARA 7

YTD Production Data (as of May 31, 2026)

Metric	MARA
Number of Blocks Won	1,100
Bitcoin ("BTC") Produced	3,805
Average BTC Produced per Day	25.2
Share of Available Miners Rewards [1]	5.6%
Energized Hashrate (EH/s) [2]	70.7

[1] Defined as the total amount of block rewards including transaction fees that MARA earned during the period divided by the total amount of block rewards and transaction fees award by the Bitcoin network during the period.

[2] Defined as the amount of hashrate that could theoretically be generated if all miners that have been energized are currently in operation including miners that may be temporarily offline. Hashrates are estimates based on the manufacturers' specifications. All figures are rounded.

MARA 8